Wheels Up Announces Record Revenue for Fourth Quarter 2021
Strong Demand Highlighted by Continued Member & Flight Leg Growth and Record Prepaid Block Sales
Technology Initiatives Progressing to Optimize Long-Term Profitability
NEW YORK – March 10, 2022 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the fourth quarter, which ended December 31, 2021.
Fourth Quarter 2021 Highlights
•Revenue increased 64% year-over-year to $345 million
•Active Members grew 31% year-over-year to 12,040 in total
•Live Flight Legs increased 63% year-over-year to 20,296 in total
•Net loss increased by $42 million year-over-year to a loss of $77 million
•Adjusted EBITDA decreased by $35 million year-over-year to a loss of $46 million

“I am pleased to report another quarter of record revenue, strong membership growth and retention, along with the best quarter in our history for prepaid block sales, which grew more than 80% to $540 million in the fourth quarter. We have more members that are increasingly making long-term commitments to Wheels Up, giving us clear revenue visibility for the year ahead and the confidence to invest in our growth while absorbing short-term margin pressures.” said Kenny Dichter, Wheels Up Chairman & Chief Executive Officer. “Additionally, we have several key initiatives underway to improve our profitability as we aggressively expand our global supply. As always, I am grateful to our employees for their dedication and to our members and customers for their loyalty and trust.”

“We are now working to increase our capacity to serve the strong demand we are seeing through pilot hiring, enhancing our maintenance capabilities, and adding to our fleet composition.” said Eric Jacobs, Wheels Up Chief Financial Officer. “The rollout of our technology initiatives will streamline our operations and add capacity through increased utilization. That, combined with rate increases and cost saving measures, should drive strong margin improvements starting in the second half of the year.”

Recent Initiatives
•Announced the intent to acquire Air Partner PLC (LSE: AIR) to extend the Wheels Up platform into Europe and beyond. Closed the acquisition of Alante Air Charter which controls 12 light jets, where demand is particularly strong.

•Launched the first version of its global scheduling system, which enables Wheels Up to manage schedules across all of its operating certificates. This system is an important building block that provides a fleet-wide view of available aircraft, with significant benefits to come following the conversion of its entire controlled fleet to UP FMS by the end of April and its ongoing efforts to consolidate its First Party (1P) fleet onto a single operating certificate.

•Enhanced the Wheels Up Mobile App leveraging a service-oriented architecture, with an expected launch in April. The new platform will enable improved functionality, greater scalability and a much faster pace of innovation to launch new features.

Financial and Operating Highlights

	As of December 31,
	2021	2020	% Change
Active Members(1)	12,040	9,212	31%

	Three Months Ended December 31,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2021	2020	% Change
Active Users(1)	12,543	11,345	11%
Live Flight Legs(1)	20,296	12,454	63%
Flight revenue per Live Flight Leg	$12,428	$12,193	2%
Revenue	$345,044	$209,773	64%
Net loss	$(76,608)	$(34,113)	(125)%
Adjusted EBITDA(1)	$(46,296)	$(11,252)	(311)%

	Twelve Months Ended December 31,
(In thousands, except percentages)	2021	2020	% Change
Revenue	$1,194,259	$694,981	72%
Net loss	$(197,230)	$(85,405)	(131)%
Adjusted EBITDA(1)	$(87,366)	$(52,363)	(67)%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the fourth quarter:
•Active Members grew 31% year-over-year to 12,040 driven by strong new member additions and existing membership retention, as well as continued success converting legacy jet card holders into Wheels Up members.
•Active Users grew 11% to 12,543 year-over-year primarily driven by the growth in Active Members.
•Live Flight Legs increased by 63% year-over-year to 20,296 with strong flight demand across all cabin classes driven by the growth in Active Members and the impact of COVID-19 on 2020 results.
•Flight revenue per Live Flight Leg increased 2% year-over-year to $12,428 as a result of a higher mix of larger cabin flying and partially offset by a seasonal decrease in average flight stage length.
•Revenue increased 64% year-over-year driven by strong flight demand and the impact of COVID-19 on 2020 results.
•Net loss increased by $(42.5) million due to several factors, including the impact of the Company benefiting from the utilization of $51.6 million of CARES Act grant funding in 2020, a decrease in Adjusted Contribution Margin caused by supply constraints and increased operating costs, as well as an increase in equity-based compensation expense, including a broad-based equity grant to the Wheels Up employee pilots.
•Adjusted EBITDA of $(46.3) million, decreased $(35.0) million year-over-year, due primarily to lower Adjusted Contribution Margin.

Webcast and Conference Call Information
A conference call with management will be held today at 8:30 am ET. To access a live webcast of the conference call and supporting presentation materials, please click on the Wheels Up investor site (www.wheelsup.com/investors). This earnings press release and any supporting materials will be available on the Company's investor relations website. We also provide announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases, and blogs, on the investor relations website.
About Wheels Up
Wheels Up is the leading provider of "on demand" private aviation in the United States and one of the largest private aviation companies in the world. Powered by a growing marketplace of more than 1,500 safety-vetted and verified aircraft, Wheels Up is the only company in the industry to offer a total private aviation solution that includes a relentless focus on safety and service, with flexibility across all types of aircraft, membership programs, corporate solutions, aircraft management, whole aircraft sales and commercial travel benefits through a strategic partnership with Delta Air Lines.
The Wheels Up App enables members and customers to search, book and fly. Wheels Up Connect, Core, and Business memberships provide enhancements such as flight sharing, empty-leg Hot Flights, Shuttle Flights, Shared Flights, signature Wheels Up Down events and exclusive member benefits from preeminent lifestyle brands. Wheels Up's ongoing Wheels Up Cares program aligns with philanthropic organizations and initiatives that affect and matter to the Company and its customers, members, stakeholders, families and friends. The Wheels Up Cares fleet comprises five custom-painted Beechcraft King Air 350i aircraft, with each plane serving as a flying symbol for a specific social cause.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the registration statement on Form S-1 filed with the SEC by Wheels Up on August 3, 2021, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$784,574	$312,799
Accounts receivable, net	79,403	50,397
Other receivables	8,061	8,205
Parts and supplies inventories, net	9,410	5,320
Prepaid expenses and other	51,626	18,801
Total current assets	933,074	395,522
Property and equipment, net	317,836	323,090
Operating lease right-of-use assets	108,582	64,479
Goodwill	437,398	400,160
Intangible assets, net	146,959	163,710
Restricted cash	2,148	12,077
Employee loans receivable, net	—	102
Other non-current assets	35,067	849
Total assets	$1,981,064	$1,359,989
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$62,678
Accounts payable	43,672	20,920
Accrued expenses	107,153	71,381
Deferred revenue, current	933,527	651,096
Operating lease liabilities, current	31,617	15,858
Intangible liabilities, current	2,000	2,000
Other current liabilities	17,068	15,980
Total current liabilities	1,135,037	839,913
Long-term debt	—	148,411
Deferred revenue, non-current	1,957	1,982
Operating lease liabilities, non-current	83,461	56,358
Warrant liability	10,268	—
Intangible liabilities, non-current	14,083	16,083
Other non-current liabilities	30	3,415
Total liabilities	1,244,836	1,066,162
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 245,834,569 and 169,717,416 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	25	17
Additional paid-in capital	1,450,839	798,478
Accumulated deficit	(720,713)	(530,693)
Total Wheels Up Experience Inc. stockholders’ equity	730,151	267,802
Non-controlling interests	6,077	26,025
Total equity	736,228	293,827
Total liabilities and equity	$1,981,064	$1,359,989

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$345,044	$209,773	$1,194,259	$694,981

Costs and expenses:
Cost of revenue	344,442	188,143	1,117,633	634,775
Technology and development	9,761	14,339	33,579	21,010
Sales and marketing	24,225	5,666	80,071	55,124
General and administrative	36,887	16,231	113,331	64,885
Depreciation and amortization	13,246	26,145	54,198	58,529
CARES Act grant	—	(11,453)	—	(76,376)
Gain on sale of aircraft held for sale	(1,275)	—	(1,275)	—
Total costs and expenses	427,286	239,071	1,397,537	757,947

Loss from operations	(82,242)	(29,298)	(203,278)	(62,966)

Other income (expense):
Change in fair value of warrant liability	5,680	—	17,951	—
Loss on extinguishment of debt	—	—	(2,379)	—
Interest income	28	47	53	550
Interest expense	(16)	(4,862)	(9,519)	(22,989)
Total other income (expense)	5,692	(4,815)	6,106	(22,439)

Loss before income taxes	(76,550)	(34,113)	(197,172)	(85,405)

Income tax expense	(58)	—	(58)	—

Net loss	(76,608)	(34,113)	(197,230)	(85,405)
Less: Net loss attributable to non-controlling interests	(654)	(2,819)	(7,210)	(6,764)
Net loss attributable to Wheels Up Experience Inc.	$(75,954)	$(31,294)	$(190,020)	$(78,641)

Net loss per share of Class A common stock:
Basic	$(0.31)	$(0.19)	$(0.93)	$(0.48)
Diluted	$(0.31)	$(0.19)	$(0.93)	$(0.48)

Weighted-average shares of Class A common stock outstanding:
Basic	245,370,685.00	165,055,043.00	204,780,896.00	162,505,231.00
Diluted	245,370,685.00	165,055,043.00	204,780,896.00	162,505,231.00

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net loss	$(197,230)	$(85,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,198	58,529
Amortization of deferred financing costs and debt discount	618	1,612
Accretion of investments	—	—
Equity-based compensation	49,673	3,342
Change in fair value of warrant liability	(17,951)	—
Provision for expected credit losses	3,264	7,119
Loss on extinguishment of debt	2,379	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21,923)	14,506
Other receivables	144	6,968
Parts and supplies inventories	(3,418)	(636)
Prepaid expenses and other	(11,360)	(418)
Other non-current assets	(34,218)	877
Operating lease liabilities, net	(1,949)	1,094
Accounts payable	13,116	(13,868)
Accrued expenses	14,616	(6,080)
Other current liabilities	1,089	460
Other non-current liabilities	(3,385)	3,415
Deferred revenue	278,827	218,129
Net cash provided by operating activities	126,490	209,644

INVESTING ACTIVITIES:
Purchases of property and equipment	(15,234)	(7,109)
Acquisition of businesses, net of cash acquired	7,844	97,104
Purchases of aircraft held for sale	(31,669)	—
Sales of aircraft held for sale	13,568	—
Cash paid for asset acquisition	—	—
Capitalized software development costs	(13,179)	(8,415)
Purchases of investments	—	—
Proceeds from sales and maturities of investments	—	—
Net cash (used in) provided by investing activities	(38,670)	81,580

FINANCING ACTIVITIES:
Proceeds from stock option exercises	2,107	—
Proceeds from Business Combination and PIPE Investment	656,304	—
Transaction costs in connection with the Business Combination and PIPE Investment	(70,406)	—
Proceeds from long-term debt	—	755
Repayments of long-term debt	(214,081)	(63,450)
Loans to employees	102	(93)
Capital contributions	—	—
Payments of offering costs	—	—
Net cash provided by (used in) financing activities	374,026	(62,788)

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	461,846	228,436
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	324,876	96,440
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$786,722	$324,876
CASH PAID DURING THE PERIOD FOR:
Interest	11,661	$21,717
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Delta Private Jets LLC	—	$427,007
Non-cash consideration issued for business acquisition of Gama Aviation LLC	—	$32,638
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$30,172	—
Assumption of warrant liability in Business Combination	$28,219	—

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and legacy WUPJ jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue and (iii) other items included in cost of revenue that are not indicative of our ongoing operating performance, including COVID-19 response initiatives for 2020. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends. Prior to issuing a broad-based equity grant for our pilots during the third quarter of 2021, equity-based compensation expense included in cost of revenue for prior periods was not significant.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) change in fair value of warrant liability, (viii) losses on the extinguishment of debt and (ix) other items not indicative of our ongoing operating performance, including the CARES Act grant and COVID-19 response initiatives for 2020.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$345,044	$209,773	$1,194,259	$694,981
Less: Cost of revenue	(344,442)	(188,143)	(1,117,633)	(634,775)
Less: Depreciation and amortization	(13,246)	(14,340)	(54,198)	(58,529)
Gross profit (loss)	$(12,644)	$7,290	$22,428	$1,677
Gross margin	(3.7)%	3.5%	1.9%	0.2%
Add back:
Depreciation and amortization	13,246	14,340	54,198	58,529
Equity-based compensation expense in cost of revenue	3,762	67	4,541	293
Acquisition and integration expense in cost of revenue	—	1,113	1,010	1,113
COVID-19 response initiatives in cost of revenue	—	394	—	789
Adjusted Contribution	$4,364	$23,204	$82,177	$62,401
Adjusted Contribution Margin	1.3%	11.1%	6.9%	9.0%
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(76,608)	$(34,113)	$(197,230)	$(85,405)
Add back (deduct)
Interest expense	16	4,862	9,519	22,989
Interest income	(28)	(47)	(53)	(550)
Income tax expense	58	—	58	—
Depreciation and amortization	13,246	14,340	54,198	58,529
Equity-based compensation expense	19,005	818	49,673	3,342
Public company readiness expense	—	1,559	3,298	1,801
Acquisition and integration expense	3,695	6,881	8,712	14,575
CARES Act grant recognition	—	(11,453)	—	(76,376)
COVID-19 response initiatives	—	419	—	1,192
Credit loss on employee loan	—	5,448	—	5,448
Corporate headquarters relocation expense	—	34	31	2,092
Change in fair value of warrant liability	(5,680)	—	(17,951)	—
Loss on extinguishment of debt	—	—	2,379	—
Adjusted EBITDA	$(46,296)	$(11,252)	$(87,366)	$(52,363)

The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended December 31, 2021
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense	Non-GAAP
Revenue	$345,044	$—	$—	$345,044

Costs and expenses:
Cost of revenue	344,442	(3,762)	—	340,680
Technology and development	9,761	(534)	—	9,227
Sales and marketing	24,225	(2,284)	—	21,941
General and administrative	36,887	(12,425)	(3,695)	20,767
Depreciation and amortization	13,246	—	—	13,246
Gain on sale of aircraft	(1,275)	—	—	(1,275)
Total costs and expenses:	427,286	(19,005)	(3,695)	404,586

Loss from operations	(82,242)	19,005	3,695	(59,542)

Other (expense) income
Change in fair value of warrant liability	5,680	—	—	5,680
Interest income	28	—	—	28
Interest expense	(16)	—	—	(16)
Total other income	5,692	—	—	5,692

Income tax expense	(58)			(58)

Net loss	$(76,608)			(53,908)

Add back (deduct)
Depreciation and amortization				13,246
Change in fair value of warrant liability				(5,680)
Interest income				(28)
Interest expense				16
Income tax expense				58
Adjusted EBITDA				$(46,296)

	Three Months Ended December 31, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	COVID-19 response initiatives	Cares Act grant recognition	Credit loss on employee loan	Non-GAAP
Revenue	$209,773	$—	$—	$—	$—	$—	$—	$—	$209,773

Costs and expenses:
Cost of revenue	188,143	(67)	—	(1,113)	—	(394)	—	—	186,569
Technology and development	5,665	(103)	—	—	—	—	—	—	5,562
Sales and marketing	16,231	(241)	—	—	—	—	—	—	15,990
General and administrative	26,145	(407)	(1,559)	(5,768)	(34)	(25)	—	(5,448)	12,904
Depreciation and amortization	14,340	—	—	—	—	—	—	—	14,340
CARES Act grant	(11,453)	—	—	—	—	—	11,453	—	—
Total costs and expenses:	239,071	(818)	(1,559)	(6,881)	(34)	(419)	11,453	(5,448)	235,365

Loss from operations	(29,298)	818	1,559	6,881	34	419	(11,453)	5,448	(25,592)

Other (expense) income
Interest income	47	—	—	—	—	—	—	—	47
Interest expense	(4,862)	—	—	—	—	—	—	—	(4,862)
Total other expense	(4,815)	—	—	—	—	—	—	—	(4,815)

Net loss	$(34,113)								(30,407)

Add back (deduct)
Depreciation and amortization									14,340
Interest income									(47)
Interest expense									4,862
Adjusted EBITDA									$(11,252)

	Twelve Months Ended December 31, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$1,194,259	$—	$—	$—	$—	$1,194,259

Costs and expenses:
Cost of revenue	1,117,633	(4,541)	—	(1,010)	—	1,112,082
Technology and development	33,579	(1,340)	—	—	—	32,239
Sales and marketing	80,071	(5,185)	(781)	—	—	74,105
General and administrative	113,331	(38,607)	(2,517)	(7,702)	(31)	64,474
Depreciation and amortization	54,198	—	—	—	—	54,198
Gain on sale of aircraft	(1,275)	—	—	—	—	(1,275)
Total costs and expenses:	1,397,537	(49,673)	(3,298)	(8,712)	(31)	1,335,823

Loss from operations	(203,278)	49,673	3,298	8,712	31	(141,564)

Other (expense) income
Loss on early extinguishment of debt	(2,379)	—	—	—	—	(2,379)
Change in fair value of warrant liability	17,951	—	—	—	—	17,951
Interest income	53	—	—	—	—	53
Interest expense	(9,519)	—	—	—	—	(9,519)
Total other expense	6,106	—	—	—	—	6,106

Income tax expense	(58)					(58)

Net loss	$(197,230)					(135,516)

Add back (deduct)
Depreciation and amortization						54,198
Loss on early extinguishment of debt						2,379
Change in fair value of warrant liability						(17,951)
Interest income						(53)
Interest expense						9,519
Income tax expense						58
Adjusted EBITDA						$(87,366)

	Twelve Months Ended December 31, 2020
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	COVID-19 response initiatives	Cares Act Grant recognition	Credit loss on employee loan	Non-GAAP
Revenue	$694,981	$—	$—	$—	$—	$—	$—	$—	$694,981

Costs and expenses:
Cost of revenue	634,775	(293)	—	(1,113)	—	(789)	—	—	632,580
Technology and development	21,010	(445)	—	—	—	—	—	—	20,565
Sales and marketing	55,124	(1,055)	—	—	—	—	—	—	54,069
General and administrative	64,885	(1,549)	(1,801)	(13,462)	(2,092)	(403)	—	(5,448)	40,130
Depreciation and amortization	58,529	—	—	—	—	—	—	—	58,529
CARES Act grant	(76,376)	—	—	—	—	—	76,376	—	—
Total costs and expenses:	757,947	(3,342)	(1,801)	(14,575)	(2,092)	(1,192)	76,376	(5,448)	805,873

Loss from operations	(62,966)	3,342	1,801	14,575	2,092	1,192	(76,376)	5,448	(110,892)

Other (expense) income
Interest income	550	—	—	—	—	—	—	—	550
Interest expense	(22,989)	—	—	—	—	—	—	—	(22,989)
Total other expense	(22,439)	—	—	—	—	—	—	—	(22,439)

Net loss	$(85,405)								(133,331)

Add back (deduct)
Depreciation and amortization									58,529
Interest income									(550)
Interest expense									22,989
Adjusted EBITDA									$(52,363)

Supplemental Revenue Information

(In thousands, except percentages)	Three months ended December 31,		Change in
	2021	2020	$	%
Flight	$252,230	$151,848	$100,382	66%
Membership	20,448	14,835	5,613	38%
Aircraft management	66,425	39,313	27,112	69%
Other	5,941	3,777	2,164	57%
Total	$345,044	$209,773	$135,271	64%

(In thousands, except percentages)	Twelve Months Ended December 31,		Change in
	2021	2020	$	%
Flight	$873,724	$495,419	$378,305	76%
Membership	69,592	54,622	14,970	27%
Aircraft management	225,265	132,729	92,536	70%
Other	25,678	12,211	13,467	110%
Total	$1,194,259	$694,981	$499,278	72%